UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2006
COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:     (419) 423-1321
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On May 8, 2006, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”) announced that the Company’s manufacturing facility in Athens, Georgia will be closed in approximately 2 to 3 months. The Company approved the manufacturing plant closure because, based on the Company’s evaluation of its utilization of assets, this plant’s production can be absorbed by other Company facilities. This manufacturing plant produced retread products and some racing tires for the Company and employed about 140 workers. The products will be transferred to other plants.
     The Company currently estimates that the total costs incurred in connection with this action will be approximately $11 million to $15 million on a pre-tax basis and will be spread primarily over the remaining three quarters of fiscal year 2006. These costs represent one-time employee related costs, site closure costs and asset write-offs.
     This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated future charges and expenditures relating to the closure of the Athens, Georgia facility. In particular, all of the costs in this Current Report are estimates and are therefore subject to change. These forward-looking statements give the Company’s current expectations or forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: the timing of the plant closing; separation and severance amounts that differ from original estimates because of the timing of employee terminations; and amounts for non-cash charges relating to inventories and property, plant and equipment that differ from the original estimates because of the ultimate fair market value of such inventories and property, plant and equipment. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K submitted to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Robert W. Huber

Name: Robert W. Huber
Title: Director of External Reporting
Date: May 8, 2006

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